UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to Section 240.14a-12

ACTIVISION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Activision, Inc.

pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934

On December 19, 2007, Activision, Inc. circulated the following letter to its employees:

December 19, 2007

Dear Activision Employees,

It’s been an exciting couple of weeks here since we announced our plans to combine with Vivendi Games, and I am energized by this great opportunity to create the world’s largest, most profitable video game publisher!

Key Milestones

As I mentioned in my December 2 letter, the process of planning the combination of Activision and Vivendi Games has just begun. We expect the transaction will close in the first half of 2008 and there are some key milestones we need to reach over the next several months:

Step 1	• Begin integration planning in January
Step 2	• Receive Activision stockholder approval of the combined Activision Blizzard
Step 3	• Obtain regulatory approval in the US, the EU and other countries where Activision and Vivendi Games operate
Step 4	• Officially close the deal, which is expected in the first half of 2008 • Following close, begin integration of Activision and Vivendi Games
Step 5	• Tender offer from Activision to purchase Activision shares, beginning within five business days of close

Until the transaction closes, we need to continue “business as usual” at Activision. It’s important for all of us to stay focused on our work during what is not only a busy holiday season, but also a critical period for our business.

Planning for the Integration

I am committed to communicate with you regularly on the progress of the transaction.  You’ll soon be able to receive information about our planning for the future of Activision Blizzard through regular integration updates, which we will begin to send in January.

While the actual integration of the two companies won’t begin until after the deal closes, we’ve selected two individuals to spearhead the planning effort over the next several months:

•      Ann Weiser, Chief Human Resources Officer of Activision, and

•      Bruce Hack, current Chief Executive Officer of Vivendi Games.

While Ann and Bruce are responsible for designing the process by which we will integrate the two companies, Activision’s senior leaders will be directly responsible for making the final decisions.  We will strive to take advantage of our combined strengths, minimize business and organization disruptions, and be guided by our company OGSP (objectives, goals, system strategies, plans).

More Information

Now that the announcement has had time to sink in, we expect that you may have some questions about the future of Activision Blizzard — the news of this deal was a significant event for our company, and undoubtedly came as a surprise to many people.

Our dedicated website, www.activisionemployees.com, will continue to serve as your first resource for information about the transaction. On the site you’ll find:

•      Frequently asked questions,

•      Details about the planned combination of our two companies,

•      Replays of webcasts and presentations, and

•      All communications distributed to employees and to the press.

Through the site you can also ask transaction-related questions. Answers to the questions we receive through the site will be posted regularly in the FAQ section.

Keep in mind that the combination of Activision and Vivendi Games will be a “work in progress” for several months;  we’re just beginning to work though many of the details. So while we may not have answers to all your questions right now, know that we’re working hard to get answers and we’ll keep you updated as we finalize our plans for integration.

Stay Focused

We are making incredible progress in FY 08 and are having a record year at Activision, thanks to the creativity, hard work and focus of all of you.  To minimize future disruptions, it is important that we all stayed focused during the balance of our fiscal year and that we deliver our best year ever, setting ourselves up for a strong future.

Happy holidays to you and your families.  I hope you all enjoy the upcoming holiday break.  2008 will be an exciting year for all of us!

Mike Griffith

President and Chief Executive Officer, Activision Publishing, Inc.

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Calculation of Certain Estimates

All financial information relating to Activision, Vivendi Games and Blizzard Entertainment included in these materials, including pro forma estimates for calendar year 2007, and projections for future periods, represent the companies’ respective estimates and projections and were not prepared in accordance with U.S. Generally Accepted Accounting Principles. These estimates exclude the impact of expenses related to equity-based compensation and related tax benefits, potential one-time restructuring charges of up to $100 million that may be incurred in connection with the transaction, and the potential impact from non-cash intangible amortization resulting from purchase price accounting. In addition, these estimates assume continued net revenue growth as well as expense reductions and other synergies that may or may not be realized. Estimates for future periods are subject to significant inherent uncertainties, which increase with periods farther into the future. Actual results may differ materially and are subject to risks, including the risks described in the Cautionary Note below. To the extent that the estimates for calendar year 2007 are based on the historical performance of Activision and Vivendi Games through September 30, 2007, not all such historical information has been audited, the accounting policies of the companies may differ, and the two companies have different fiscal years. The financial information for Blizzard Entertainment contained in these materials is presented on a stand-alone basis and does not reflect the results of operations of other Vivendi Games divisions.

Cautionary Note Regarding Forward-looking Statements

Information in these materials that involves expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties. In these materials they are identified by references to dates after the date of these materials and words such as “outlook,” “will,” “will be,” “remains,” “to be,” “plans,” “believes”, “may”, “expects,” “intends,” “should,” “continue,” and similar expressions. Factors that could cause actual future results to differ materially from those expressed in the forward-looking statements set forth in these materials include, but are not limited to, the timing and successful completion of the transactions described in these materials (including the timing and receipt of stockholder and regulatory approvals and the satisfaction of other closing conditions), the combined companies’ success in executing planned strategies and achieving assumed synergies and cost savings, sales of each company’s titles, shifts in consumer spending trends, the seasonal and cyclical nature of the interactive game market, the ability of Activision Blizzard to predict consumer preferences among competing hardware platforms (including next-generation hardware), declines in software pricing, product returns and price protection, product delays, retail acceptance of the company’s products, adoption rate and availability of new hardware and related software, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, customers, vendors and third-party developers, international economic and political conditions, integration of recent acquisitions and identification of suitable future acquisition opportunities, and foreign exchange rate changes. Other such factors include, without limitation, the additional risks identified in Activision’s most recent annual report on Form 10-K and in the documents Vivendi has filed with the Autorité des Marchés Financiers (French securities regulator) and which are also available in English on Vivendi’s website (www.vivendi.com). Investors and security holders may obtain a free copy of documents filed by Vivendi with the Autorité des Marchés Financiers at www.amf-france.org, or directly from Vivendi.

The forward-looking statements in these materials are based upon information available to Activision and Vivendi as of the date of these materials, and neither Activision nor Vivendi assumes any obligation to update any such forward-looking statements. Forward-looking statements believed to be true when made may ultimately prove to be incorrect. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the companies’ control and may cause actual results to differ materially from current expectations.

Important Additional Information will be filed with the SEC

This communication is being made in respect of the proposed business combination involving Activision, Vivendi and Vivendi Games. In connection with the proposed transactions, Activision plans to file with the SEC a Proxy Statement as well as other documents regarding the proposed transactions. The definitive Proxy Statement will be mailed to stockholders of Activision. INVESTORS AND SECURITY HOLDERS OF ACTIVISION ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.

Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed with the SEC by Activision through the website maintained by the SEC at http://www.sec.gov. Free copies of the Proxy Statement (when available) and other documents filed with the SEC can also be obtained by directing a request to Activision’s Investor Relations.

Activision and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Activision’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended March 31, 2007, which was filed with the SEC on June 14, 2007, and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on July 30, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY SHARES OF ACTIVISION’S COMMON STOCK WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT ACTIVISION INTENDS TO FILE WITH THE SEC. ONCE FILED, ACTIVISION STOCKHOLDERS SHOULD READ THESE MATERIALS CAREFULLY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. ONCE FILED, ACTIVISION STOCKHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO THE OFFER FREE OF CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV, OR FROM THE INFORMATION AGENT NAMED IN THE TENDER OFFER MATERIALS.

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